Exhibit 99.1

American Campus Completes Purchase of Campus Acquisitions Portfolio

AUSTIN, Texas--(BUSINESS WIRE)--September 17, 2012--American Campus Communities, Inc. (NYSE:ACC), the largest owner, manager and developer of high-quality student housing properties in the U.S., today announced the completion of the previously announced acquisition of Campus Acquisitions’ 15 student housing properties with 6,579 beds for a purchase price of $627.0 million. The acquisition consideration consists of the assumption of approximately $231.1 million of outstanding mortgage debt, the issuance of 325,098 Operating Partnership units valued at $46.14 per unit, and approximately $380.9 million in cash.

“These assets exemplify our investment criteria of differentiated products in close proximity to campus in submarkets with high barriers to entry,” said Bill Bayless, American Campus CEO. “With the implementation of our operating platform across the portfolio, we should achieve operational efficiencies and upside, synergies within the seven markets where we have existing properties, and meaningful accretion in asset value.”

American Campus believes these assets represent some of the best product in their respective markets with a combined distance to campus of 0.23 miles. Eleven properties are located in seven existing American Campus markets, with the remaining four located in four new tier one markets including Baylor University, University of Southern California, Iowa State University, and Purdue University. In addition to implementing the company’s proprietary operating platform across the portfolio, the company anticipates investing $13.7 million in capital improvements to drive future rental rate and revenue growth. The projected year-one cap rate is 5.9 percent nominal (inclusive of upfront capital improvements) and 5.6 percent economic (inclusive of the assumed $200 per bed capital reserves, upfront capital improvements, loan assumption costs, and transaction expenses).

The 15 communities include:

  309 Green, University of Illinois, 416 beds
  Lofts54, University of Illinois, 172 beds
  Chauncey Square, Purdue University, 386 beds
  Vintage West Campus, The University of Texas at Austin, 121 beds
  Texan West Campus, The University of Texas at Austin, 190 beds
  The Vue, Arizona State University, 468 beds
  Union, Baylor University, 120 beds
  Icon Plaza, University of Southern California, 253 beds
  Landmark, University of Michigan, 606 beds
  Campustown Rentals, University of Illinois, 766 beds
  Campustown, Iowa State University, 1,206
  The Castilian, The University of Texas at Austin, 623 beds
  River Mill, University of Georgia, 461 beds
  Garnet River Walk, University of South Carolina, 476 beds
  Bishops Square, Texas State University, 315 beds

BofA Merrill Lynch acted as exclusive financial adviser to American Campus. Locke Lord LLP served as legal counsel to the company. UBS Investment Bank acted as financial adviser to Campus Acquisitions.

About American Campus Communities

American Campus Communities, Inc. is the largest developer, owner and manager of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management, and operational management of student housing properties. American Campus Communities owns 140 student housing properties containing approximately 84,300 beds. Including its owned and third-party managed properties, ACC's total managed portfolio consists of 169 properties with approximately 108,200 beds. Visit americancampus.com or studenthousing.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

CONTACT:
American Campus Communities, Inc., Austin
Gina Cowart, 512-732-1000
Investor Relations